CONVERTIBLE SUBORDINATED DEBENTURE



THE SECURITIES REPRESENTED HEREBY HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY APPLICABLE STATE SECURITIES LAWS. SUCH SECURITIES AND ANY SECURITIES ISSUED HEREUNDER OR WITH RESPECT HERETO MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION
THEREFROM UNDER SAID ACT AND APPLICABLE LAWS OR AN OPINION OF COUNSEL SATISFACTORY TO BORROWER THAT SUCH REGISTRATION IS NOT REQUIRED.

         FOR VALUE RECEIVED, Ravenswood Winery, Inc., a California corporation ("Borrower"), hereby promises to pay __________________________________
("Holder"),   or  order,  the  "Principal"  sum  of   __________________________
($_______________________). Such payment shall be made no later that 5 p.m., Pacific time on December 31, 2008 ("Maturity"). Conversion of this Debenture, as provided in Article 3 hereto, shall constitute payment in full of all Principal. Borrower shall also pay interest upon the Principal outstanding from time to time in an amount equal to the index rate given to prime commercial customers by the Bank of America NT&SA, San Francisco, California (the "Prime Rate") plus one percent (1%) per annum (the "Interest Rate"), subject to adjustment as provided in this paragraph, from the date hereof until this Debenture is converted or all Principal is paid, whichever first occurs. Interest shall be payable quarterly in arrears, commencing with the first payment on January 15, 1999. The Interest Rate shall be subject to adjustment 18 months from the date hereof, and every eighteen months thereafter, to one percent (1%) over the Prime Rate (each, an "Interest Rate Adjustment"); provided, however, that no individual Interest Rate Adjustment shall exceed 2%, and provided further that the maximum Interest Rate shall be 11%. Notwithstanding any other provision of this Debenture, the Interest Rate shall not exceed the maximum rate permitted under applicable law. Both principal and interest shall be payable in lawful money of the United States of America at the address which Holder has provided to Borrower in writing.

         The securities represented hereby have not been registered under the Securities Act of 1933 (the "Act") or any other federal or state securities laws, and may not be resold, transferred, pledged, hypothecated or otherwise assigned until the restrictions in Article 7 have been satisfied.

                                   ARTICLE ONE

                                  SUBORDINATION

1.1 Senior Indebtedness. As used in this Debenture, the term "Senior Indebtedness" shall mean the principal amount of all indebtedness of the Borrower, regardless of whether incurred on, before or after the date of this Debenture, including: (i) Borrower's indebtedness to Pacific Coast Farm Credit Association, ACA, in the form of a line of credit, pursuant to which Borrower may borrow up to a maximum of $2,000,000; (ii) Borrower's indebtedness to Pacific Coast Farm Credit Association, ACA, in the form of a loan secured by Borrower's property located at Gehricke Road, in the maximum amount of $2,665,755; (iii) proposed indebtedness to be secured by Borrower's leasehold interest in the proposed Quarry Facility, which is expected to total up to $5,000,000; (iv) money borrowed from any bank and evidenced by notes, bonds, debentures or other written obligations, if such notes, bonds, debentures or other written obligations are interest-bearing securities only and are not convertible or issued in connection with the issue of warrants or options, whether separate or attached, or some other rights to receive stock or participate in the earnings of Borrower in any form, including dividend distributions; and (v) any renewals or extensions of any indebtedness described in (i), (ii) or (iii) above. Borrower reserves the right to increase the number of its sources of bank credit, as well as to increase the maximum loan amounts. Use of available funds for payments on Senior Indebtedness shall not constitute a default under payments due to the Holder. Any such payments not made to Holder shall cumulate at the Interest Rate until paid.

1.2 Subordination. Borrower covenants and agrees and Holder, by acceptance hereof, covenants, expressly for the benefit of the present and future holders of Senior Indebtedness, that the payment of the principal and interest on this Debenture is expressly subordinated in right of payment to the payment in full of principal and interest and any fees, charges or penalties of Senior Indebtedness. Upon any terminating liquidation of assets of Borrower upon the occurrence of any dissolution, winding up, or liquidation, whether or not in bankruptcy, insolvency or receivership proceedings, Borrower shall not pay thereafter and Holder shall not be entitled to receive thereafter, any amount in respect of the principal and interest of the Debenture unless and until the Senior Indebtedness shall have been paid, whether in cash, property or securities, by Borrower or by a trustee in bankruptcy, a receiver or liquidating trustee, or other person making such payment or distribution, whether directly to the holders of Senior Indebtedness, or to their representative or representatives, ratably according to the aggregate amounts remaining unpaid on Senior Indebtedness held or represented by each of them.

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

1.3 Rights Against Borrower and Others. It is understood that the provisions of this Article One captioned "Subordination" are, and are intended to be, solely for the purpose of defining the relative rights of Holder, on the one hand, and the holders of the Senior Indebtedness of Borrower, on the other hand. Nothing contained in this Article One or elsewhere in this Debenture shall or is intended to impair, as among Borrower, its creditors other than holders of Senior Indebtedness, and Holder, the unconditional and absolute obligation of Borrower to pay Holder the principal and interest on the Debenture as and when the same shall become due and payable in accordance with the terms hereof, or affect the relative rights of Holder and the creditors of the Borrower, other than a holder of such Senior Indebtedness; nor shall anything herein prevent Holder from exercising all remedies otherwise permitted by applicable law upon default under this Debenture, subject to the rights, if any, of a holder of Senior Indebtedness in respect to cash, property or securities of Borrower received upon the exercise of any such remedy. Upon any payment or distribution of assets of Borrower referred to in this Article One, Holder shall be entitled to rely upon any order or decree made by any court of competent jurisdiction in which any dissolution, winding up, liquidation or reorganization proceedings are pending, or upon a certificate of a liquidating trustee or agent or other person making any distribution to Holder, for the purpose of ascertaining the persons entitled to participate in such distribution, the holders of Senior Indebtedness and other indebtedness of the Borrower, the amounts thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article One.

                                   ARTICLE TWO

                                   PREPAYMENT

The principal and interest due pursuant to this Debenture may be prepaid, in whole or in part, at any time after expiration of the conversion right herein and prior to maturity, at the option of Borrower. Each prepayment shall include the principal amount to be prepaid plus all interest due to the prepayment date. In the case of partial prepayment, the amount and other details thereof shall be noted on this Debenture.

                                  ARTICLE THREE

                         CONVERSION AND PURCHASE RIGHTS

3.1 Conversion Right. Holder shall have the right, from and after the date of this Debenture until any time at or prior to 5 o'clock p.m. Pacific time on December 31, 2003, to convert all, and not a portion, of this Debenture into fully paid and nonassessable shares of the Capital Stock of Borrower. If conversion is not requested at or before this time, the conversion right shall terminate and be of no further force or effect. Subject to the terms of Article Two, the indebtedness represented by this Debenture has been paid or otherwise discharged, the rights set forth in this Debenture shall not survive such payment or discharge, including but not limited to, the right to convert into shares of Capital Stock of Borrower. "Capital Stock" shall mean the common voting stock of Borrower. Upon the surrender of this Debenture, accompanied by the Holder's written request for conversion, which request shall be irrevocable, Borrower shall pay within 30 days all interest accrued hereon to the date of conversion and issue and deliver to Holder certificates, evidencing such shares of stock as hereinafter set forth.

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

                  Subject to readjustment as provided in Section 3.2 hereof, the Conversion Price (hereinafter, the "Conversion Price") and number of shares issuable upon conversion shall be determined as follows: Each $10,000 Debenture may be converted to 14.286 shares of Capital Stock for a price of $700 per share.

3.2 Adjustment of Conversion Terms. The Conversion Price and the number and kind of shares to be issued to Holder upon conversion pursuant to
         Section 3.1 shall be adjusted to reflect the effect of any consolidation, merger, sale of assets, reclassification of shares, share issuance or any other change in the status of the Capital Stock or the rights or privileges of holders of the Capital Stock (herein called a "Change" in the Capital Stock) which occurs prior to conversion. Such adjustment to the shares of Capital Stock to be issued upon a conversion to reflect a Change shall be calculated as if the Debenture had been converted and the Capital Stock into which the Debenture is convertible was issued and outstanding immediately prior to the Change and then, was adjusted, like all other shares of Capital Stock then outstanding, to reflect the Change. Accordingly, if the Debenture is then converted after a Change, the number of shares issued in the conversion shall reflect the Change. After conversion, the shares issued in the conversion shall be treated like all other similar shares outstanding when any subsequent changes occur.

3.3 Cash Distributions. No adjustment as a result of cash dividends or interest on Capital Stock into which this Debenture can be converted will be made to the Conversion Price at which the number of shares into which this Debenture can be converted.


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

3.4 No Fractional Shares. Fractional shares of Capital Stock shall not be issued in connection with any conversion hereunder. If after conversion and taking into account any Change, there shall result any fractional share, Borrower shall pay out such fractional share to Holder in cash. The value of such fractional share shall be determined based upon: (i) the last reported sales price of a share of Capital Stock on the last trading day prior to the conversion date on the principal national securities exchange on which the shares of Capital Stock are listed or admitted to trading; (ii) if the shares of Capital Stock are not so listed or admitted to trading, the average of the highest bid and lowest asked prices on the last trading day prior to the conversion date on the Nasdaq Stock Market; or (iii) if no such independent quotations exist, as determined in good faith by Borrower's board of directors.

3.5 Authorized Shares. Borrower covenants that during the period the conversion right exists, Borrower shall reserve sufficient shares of its authorized and unissued Capital Stock to provide for the issuance of Capital Stock upon the conversion of this Debenture. Borrower agrees that the issuance of this Debenture shall constitute full authority to its officers who are charged with the duty of executing stock certificates to execute and issue the necessary certificates for shares of Capital Stock upon the conversion of this Debenture.

3.6 Method of Conversion. This Debenture may be converted by Holder in whole, only, by the surrender of this Debenture at the principal office of Borrower as provided in Section 3.1 hereto.


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

                                  ARTICLE FOUR

                         REPRESENTATIONS AND WARRANTIES

         Borrower represents and warrants that:

4.1 Existence and Rights. As of the date hereof, Borrower is a corporation duly organized and existing under the laws of the State of California without limit as to the duration of its existence, and is authorized and in good standing to do business in the State of California. Borrower has corporate powers and adequate authority, rights and franchises to own its property and to carry on its business as now conducted, and is duly qualified and in good standing in each state in which the character of the properties owned by it herein or the conduct of its business makes such qualification necessary, and Borrower has the corporate power and adequate authority to issue this Debenture and the underlying shares of Capital Stock.

4.2 Debenture Authorized. The execution and delivery of this Debenture and the performance by Borrower of its obligations hereunder are not in contravention of or in conflict with any law or regulation or any term or provision of Borrower's Articles of Incorporation or Bylaws, and are duly authorized and do not require the consent or approval of any governmental body or other regulatory authority; and this Debenture is the valid, binding and legally enforceable obligation of Borrower in accordance with its terms.

4.3 No Conflict. The execution, delivery and performance of this Debenture do not contravene or conflict with any agreement, indenture or undertaking to which Borrower is


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

         a party or by which it or any of its property may be bound or affected, and do not cause any lien, charge or other encumbrance to be created or imposed upon any such property by reason thereof.

4.4 Shares Outstanding. As of the date hereof, Borrower's authorized Capital Stock consists of 1,000,000 shares, of which 56,362.8 shares are outstanding. As of the date of this Debenture, other than 4,805.56 and 2,410.729 shares of Capital Stock reserved for issuance upon the conversion of those certain Subordinated Convertible Debentures issued by Borrower in December of 1994 and December 31, 1998, respectively, there are no other shares of Capital Stock reserved for issuance or subject to any agreement, right, option or warrant with respect to the sale or issuance thereof by Borrower.

                                  ARTICLE FIVE

                               RECORDS AND REPORTS


Borrower shall maintain a standard and modern system of accounting, applied on a consistent basis. Within a reasonable period of time after the termination of Borrower's fiscal year, Borrower shall prepare annual financial statements pursuant to Generally Accepted Accounting Principles, based on Borrower's books and records. These annual financial statements shall be audited by an independent accountant. So long as Holder holds this Debenture, or Capital Stock issued upon conversion of this Debenture, Holder shall have access to Borrower's books and records, as provided under California law.

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

                                   ARTICLE SIX

                                EVENTS OF DEFAULT


Except as provided in Article One, the failure to pay an installment of principal or interest hereon when due, and continued failure to pay after a period of ten business days has lapsed from the date of delivery of written notice therefor from Holder to Borrower shall constitute a default hereunder.

                                  ARTICLE SEVEN

                                    TRANSFERS


7.1 Investment Representation. Holder hereby represents and warrants that it has acquired this Debenture for the purpose of investment and with no present intent to sell or to distribute the same. Should it exercise the conversion privilege contained herein, any Capital Stock of Borrower so acquired will be acquired with the same investment intent.

7.2 Right of First Offer. Prior to the expiration of the conversion right, Holder shall not be entitled to transfer this Debenture or any interest in it without first offering to transfer the entire Debenture to Borrower for a price and upon terms chosen by Holder, all as provided in this Section 7.2.

                  Any attempted transfer that does not comply with this section shall be void and of no force or effect. Without any other remedies, Borrower shall be entitled to an injunction requiring Holder to comply with the provisions of this section. The only exception to the restriction on transfer in this section is for transfers at death and certain lifetime transfers to family members, as described in Section
         7.3 hereto.

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

                  If Holder wishes to transfer this Debenture in a transaction other than as described in Section 7.3 hereto, Holder shall, in writing, first offer this Debenture to Borrower, stating the price and terms upon which Holder offers to transfer the Debenture to Borrower. Borrower shall have fifteen (15) business days in which to accept the offer and a total of thirty (30) business days in which to close the transfer. Borrower shall also have the right to designate a third person or persons to accept the offer; however, once the offer is accepted, Borrower and all such designated third persons shall be jointly and severally liable with respect to the performance of the obligations hereunder.

                  If Borrower does not accept Holder's offer, or designate a third party or parties to accept Holder's offer within the fifteen business day period, Holder shall be free to transfer the Debenture for a price and upon terms which are no more favorable to the transferee than those offered to Borrower. The transfer shall include Holder's entire interest in the Debenture. If a transfer is not contracted for within one calendar year from the date that Holder is free to offer the transfer to others, and closed within a total of fourteen (14) calendar months from that date, then any transfer shall require a new offer to Borrower by Holder.

7.3 Permissible Transfers. Not withstanding the right of first offer of Borrower provided in Section 7.2 above, Holder shall have the right:
         (i) to transfer the entire Debenture by will to any third party or (ii) to otherwise transfer the entire Debenture to a member or members (holding jointly) of Holder's immediate family, including Holder's children, parents, spouse, spouses parents ("Immediate Family") or to a trust solely for the benefit of members of Holder's Immediate Family. To transfer the Debenture under this Section

         7.3, Holder must transfer the entire Debenture. A transferee or a group of transferees under this Section 7.3 shall not be entitled to transfer this Debenture pursuant to this Section 7.3. As a condition precedent to a transfer under this Section 7.3, each transferee shall agree to and sign a copy of these transfer restrictions. When a transfer results in joint ownership of this Debenture and the conversion right has not expired, the transferees shall designate one member of their group to represent them, in writing, to Borrower. Borrower shall be entitled to rely upon any agreement or representation of such representative. If the transferees do not designate a representative within thirty (30) days after a request by Borrower, Borrower shall have the right to designate one of the transferees as the representative of the transferees upon whom Borrower can rely. Subject to the sole discretion of Borrower, Borrower may modify this exception to the transfer restrictions provided in this Section 7.3 in order to meet what Borrower considers to be appropriate estate planning goals of Holder.

7.4 Restriction on Transfer. In addition to the restrictions on transfer provided in Sections 7.2 and 7.3 hereto, this Debenture may not be transferred or assigned in whole or in part without compliance with federal and state securities laws by the transferor and the transferee or transferees (including the delivery of investment representation letters and legal opinions reasonably satisfactory to Borrower, if such are requested Borrower).

7.5 Legend. Any certificate representing Securities shall be stamped with a suitable endorsement to the effect that said Securities are subject to the terms and conditions of this Article 7 and stating that said terms and conditions are fully set forth in this Article, a copy of which is on file and available for the inspection at the main office of Borrower.

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

                                  ARTICLE EIGHT

                                  MISCELLANEOUS


8.1 Failure or Indulgence Not Waiver. No failure or delay on the part of Holder hereof in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege. All rights and remedies existing hereunder are cumulative to, and not exclusive of, any rights or remedies otherwise available.

8.2 Rights of Shareholders. Subject to Section 3.1 of this Debenture, Holder shall not be entitled to vote or receive dividends or be deemed the holder of Capital Stock or any other securities of Borrower that may at any time be issuable on the exercise hereof for any purpose, nor shall anything contained herein be construed to confer upon Holder, as such, any of the rights of a shareholder of Borrower or any right to vote for the election of directors or upon any matter submitted to shareholders at any meeting thereof, or to give or withhold consent to any corporate action (whether upon any recapitalization, issuance of stock, reclassification of stock, change of par value, or change of stock to no par value, consolidation, merger, conveyance, or otherwise) or to receive notice of meetings, or to receive dividends or subscription rights or otherwise until this Debenture shall have been converted as provided herein.

8.3 Notices. Any notice herein required or permitted to be given shall be in writing and may be personally serviced or sent by United States mail and shall be deemed to have been given when deposited in the United States mail registered, with postage prepaid and properly addressed. For the purposes hereof, the address of Holder and the address of Borrower shall be as follows:



                   Borrower                                    Holder
                   --------                                    ------
                   Ravenswood Winery, Inc.
                   18701 Gehricke Road
                   Sonoma, CA  95476


         Both Holder and Borrower may change the address for service by service of written notice to the other as herein provided. Notice by telephone or facsimile is also permitted.

8.4 Amendment Provision. This Debenture may only be amended by a written agreement executed by both Borrower and Holder.

8.5 Cost of Collection. If default is made in the payment of this Debenture, Borrower shall pay Holder hereof costs of collection, including, reasonable attorneys, fees, should Holder prevail.

8.6 Replacement of Debenture. On receipt of evidence reasonably satisfactory to Borrower of the loss, theft, destruction or mutilation of this Warrant and, in the case of loss, theft or destruction, on delivery of an indemnity agreement reasonably satisfactory in form and substance to Borrower or, in the case of mutilation, on surrender and cancellation of this Debenture, Borrower at its expense shall execute and deliver, in lieu of this Debenture, a new debenture of like tenor and amount.

8.7 Governing Law. This Debenture has been executed by Borrower in, and shall be governed by the laws of the State of California.

8.8 Successors and Assigns. Subject to terms and provisions of this Debenture limiting the right of assignment, this Debenture and all the respective rights, interests and obligations hereunder shall be binding upon, inure to the benefit of and be enforceable by the parties hereto and their respective heirs, devisees, executors, administrators, personal or legal representatives, successors (in interest, or in title, or in both) and assigns, whether or not any such person shall have become a party to this Debenture and have agreed in writing to join and be bound by the terms and conditions hereof.

8.9 Severability. If any term, covenant or condition of this Debenture or its application to any person or circumstances shall be held to be invalid or unenforceable, the remainder of this Debenture and the application of such term or provision to other persons or circumstances shall not be affected, and each term hereof shall be valid and enforceable to the fullest extent permitted by law.

8.10 Headings. The headings used herein are for purposes of convenience only and shall not be used in construing the provisions hereof or in determining any of the rights or obligations of the parties to the Debenture.

8.11 Further Assurances. The parties hereby agree to execute such other documents and perform such other acts as may be necessary or desirable to carry out the purposes of this Debenture.

IN WITNESS HEREOF Borrower has caused this Debenture to be signed in its name by its duly authorized officers.

Dated:  December 31, 1998

Ravenswood Winery, Inc.



By:
         --------------------------------
         W. Reed Foster, Chairman and
         Chief Executive Officer



Attest:
         --------------------------------
         Justin M. Faggioli, Executive
         Vice President and Secretary


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